UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):    June 26, 2006

TECHNOCONCEPTS, INC.
 (Exact name of Company as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-90682 (Commission File Number)	84-1605055 (IRS Employer Identification No.)

 6060 Sepulveda Blvd., Suite 202, Van Nuys, CA  91411
(Address of principal executive offices)       (Zip Code)

Company's telephone number, including area code     (818) 988-3364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On June 26, 2006, TechnoConcepts Inc. (the “Company”) issued two press releases announcing the start of the fabrication process for its commercial True Software Radio™ chips. Copies of the Company's press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.

The press releases contain forward-looking statements about the Company’s plans to begin testing and characterization of True Software Radio™ chips by the end of the 2006 calendar year and to begin deliveries of production components in the first quarter of 2007, as well as expectations of product performance. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated and do not constitute guarantees of future performance. The risks and uncertainties that may affect forward-looking statements include among others: difficulties providing semiconductor products that meet the needs of customers, difficulty in developing new products, uncertainties associated with delivering new products in a timely manner, uncertainties associated with technological innovations of the True Software Radio™ products, difficulty in relationships with vendors and partners, difficulty in introducing products in the marketplace and gaining acceptance of the same, difficulty gaining necessary governmental approvals, difficulty facing the intense competition present in the wireless communications industry, the company’s limited operating history, its inexperience in operating internationally and difficulty managing rapid growth. For a more detailed discussion of the risks and uncertainties of TechnoConcepts’ business, please refer to the company’s Annual Report on Form 10K for the fiscal year ended September 30, 2005, filed with the Securities and Exchange Commission, and as subsequently amended. The company assumes no obligation to update any forward-looking statement with respect to the announcements described herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 26, 2008, announcing the start of the fabrication process.

99.2	Press Release dated November June 26, 2008, announcing the entering of the commercial production phase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOCONCEPTS, INC. (Registrant)

Date: June 28, 2006	By:	/s/Michael Handelman
Michael Handelman
Chief Financial Officer